                                                                     EXHIBIT 4.8

This Debenture and the shares of Common Stock issuable upon conversion hereof
------------------------------------------------------------------------------
have not been registered under the Securities Act of 1933 (the "Act") or under
------------------------------------------------------------------------------
any applicable state securities laws. This Debenture may not be offered for
------------------------------------------------------------------------------
sale, sold, transferred, assigned, pledged, or otherwise disposed of except to
------------------------------------------------------------------------------
the estate of heirs of the holder by will or the laws of intestate succession.
------------------------------------------------------------------------------
The shares issuable upon conversion hereof may not be offered for sale, sold,
------------------------------------------------------------------------------
transferred, assigned, pledged or otherwise disposed of without registration
------------------------------------------------------------------------------
under the Act and any applicable satisfactory (both opinion and counsel to be
------------------------------------------------------------------------------
satisfactory) to XCEL Management, Inc. that registration is not required.
-------------------------------------------------------------------------


                             CONVERTIBLE DEBENTURE
                             ---------------------

$325,000 PRINCIPAL AMOUNT - 10% ANNUAL INTEREST AT BANK OF AMERICA PRIME RATE +
-------------------------------------------------------------------------------
                           1/2% ON DATE OF ISSUANCE
                           ------------------------


Date of Issuance:   June 16, 2000

Holder:             TCA Investments, Inc.

1.   Interest, Conversion Rate and Prepayments

     XCEL Management, Inc., (the "Company"), a Utah corporation, promises to pay to the Holder named above the principal amount shown above, and interest on the principal amount of this Debenture, which interest is payable only in shares of the Company's Common Stock, $0.001 par value ("Common Stock") at a conversion rate of $1.42 per share) at the rate per annum shown above. The Company will pay accrued interest on the outstanding principal amount once annually commencing at the end of one (1) year from the date of issuance shown above and will pay the entire outstanding principal amount at the end of two (2) years from the date of issuance shown above ("Due Date"). Interest on the Debenture will accrue from the date of issuance. Interest will be computed on the basis of a 365-day year. The Company shall be entitled to pre-pay the amounts outstanding under this Debenture, in whole or in part, without penalty.

2.   Method of Payment

     The Company will pay principal and interest on the Debenture to the person who is registered as the Holder of Debenture at the close of business on the Due Date. Holder must surrender the Debenture to the Company to collect the principal payment. The Company will pay principal in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal by check payable in such money. It may mail said check to a Holder's address as shown on the books and records of the Company at that time.

3.   Conversion

     A holder of a Debenture may convert it into Common Stock of the Company at any time on or after November 1, 2000 ("Conversion Date") and before the close of business on the Due Date. The initial conversion price is $1.42 per share. To determine the number of shares issuable upon conversion of a Debenture, the principal amount to be converted shall be divided by the conversion price in effect on the conversion date. On conversion, the outstanding principal amount will be adjusted hereunder and interest will continue to accrue only on such amount. The Company will deliver a check for any fractional share.

     To convert, a Debenture Holder must (1) complete and sign the conversion notice attached to this Debenture, (2) surrender the Debenture to the Company,
(3) furnish appropriate endorsements and transfer documents if required by the Company, and (4) pay any transfer or similar tax if required. A holder may convert a portion of a Debenture if the portion is $10,000 or a whole multiple of $10,000.

     The conversion price will be adjusted for stock dividends, mergers, consolidations, stock splits or distributions on Common Stock; subdivisions, combinations or certain reclassifications of Common Stock; distribution to all holders of Common Stock of certain rights to purchase such Common Stock at less than the current market price at the time; distributions to such holders of assets or debt of the Company or certain rights to purchase debt of the Company (excluding cash dividends or distributions from current retained earnings). If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Debenture into Company Common stock may be changed into a right to convert it into stock, debentures, cash or other assets of the Company or of the entity resulting or surviving such merger or to which such assets shall have been sold, leased or transferred. If the Company completes its contemplated reorganization pursuant to which each holder of Common Stock will receive two (2) shares of common stock in a newly formed Delaware entity for every one (1) share of Common Stock held in the Company, the conversion price hereunder will automatically be adjusted to $0.71 on and after such reorganization.

4.   Denominations, Transfer, Exchange

     The transfer of the Debenture must be registered with the Company or a Trustee. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay transfer taxes and fees required by law, if any.

5.   Persons Deemed Owners

     The registered holder of a Debenture may be treated as its owner for all purposes.

6.   Successor Corporation

     When a successor corporation assumes all the obligations of its predecessor under the Debenture, the predecessor corporation will be released from those obligations.

7.   Registration Rights

     The Holders of this Debenture have been granted certain registration rights as set forth the Subscription Agreement between the Holder and the Company of even date herewith, and such Subscription Agreement shall be deemed to be incorporated by reference herein. The Holders shall be entitled to exercise such registration rights prior to the Conversion Date as set forth in the Subscription Agreement.

8.   Defaults and Remedies

     An Event of Default is: default in payment of interest or principal on the Debenture; failure by the Company for thirty (30) days after notice to it to comply with any of its other agreements in the Debenture; the making of an assignment for the benefit of the Company's creditors; the filing of a voluntary or involuntary petition for or the appointment of a receiver of the Company's property; the filing of a voluntary petition by or an involuntary petition against the Company under any provision of the federal Bankruptcy Act; the dissolution of the Company's business. If an Event of Default occurs and is continuing, the Holder may declare the Debenture to be due and payable immediately.

9.   No Recourse Against Others

     A director, officer, employee, agent or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debenture or for any claim based on, in respect of, or by reason of such obligations or their creation. The Debenture Holder, by accepting this Debenture, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debenture.

10.  Authentication

     The Debenture shall not be valid until authenticated by the manual signature of an officer of the Company.

11.  Abbreviations

     Customary abbreviations may be used in the name of a Debenture Holder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minor Acts).

                         XCEL Management, Inc.


                         By:_______________________________
                             John P. Gorst
                             Chief Executive Officer

                                  EXHIBIT "A"
                                  -----------

                              NOTICE OF CONVERSION
                    (To be executed by Holder to convert the
                         Debenture in whole or in part)



XCEL Management, Inc.
1101 Broadway Plaza
Tacoma, Washington  98402

     Re:  Convertible Debenture dated June 16, 2000 to TCA Investments, Inc.

Dear Sir or Madam:

     The undersigned holder irrevocably elects to convert the Debenture of XCEL Management, Inc. to purchase ______ shares of Common Stock of XCEL Management, Inc. (the "Company") and hereby makes payment of the amount of $_______ in the manner described below, representing the conversion price per share of Common Stock multiplied by the number of shares of Common Stock to be purchased pursuant to this conversion.



                                        By:_____________________________

                                        Its:____________________________


$_________ cash
$_________ certified or bank cashier's check
$_________ wire transfer

                              Exhibit "A", Page 1

                              AMENDMENT NO. 1 TO
                             CONVERTIBLE DEBENTURE


     THIS AMENDMENT NO. 1 TO CONVERTIBLE DEBENTURE (this "Amendment") is effective as of August 31, 2000 by and between Insynq, Inc., a Delaware corporation (the "Company"), and TCA Investments, Inc. ("Holder").

                              W I T N E S S E T H

     WHEREAS, the parties have executed that certain Convertible Debenture as of June 16, 2000; and

     WHEREAS, the parties have deemed it to be in their mutual best interests to amend the Convertible Debenture to reflect a new conversion date to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     The Convertible Debenture is hereby amended to reflect a new exercise date of November 15, 2000, pursuant to which Holder shall be entitled to convert the debenture reflected by the Convertible Debenture to purchase Common Stock.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.


                         TCA INVESTMENTS, INC.


                         By:  ___________________________________
                         Name:  _________________________________
                         Title:  ________________________________


                         INSYNQ, INC.


                         By:  ___________________________________
                         Name:  _________________________________
                         Title:  ________________________________

                                 INSYNQ, INC.
                              1101 Broadway Plaza
                               Tacoma, WA  98401


September 5, 2000



     RE: Extension of the filing by Insynq, Inc. (the "Company") of the Registration Statement on Form SB-2 (the "Registration Statement")


To the parties attached on Exhibit A hereto:
                           ---------

     Due to the circumstances requiring us to file a Form 12b-25 to extend the filing of our Annual Report on Form 10-KSB, and the need for additional time after the filing of the 10-KSB for our internal accounting and financial group to verify the information contained in the Registration Statement, we request that you, the undersigned stockholder of the Company, agree to extend the filing date of the Registration Statement which is required under your applicable Registration & Repurchase Agreement to September 25, 2000.

     If you agree to this extension, please sign below and return this executed letter to Lisa A. Genecov, Locke Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas, 75201.

                                Best Regards,

                                //s//

                                John P. Gorst
                                President and Chief Executive Officer



The undersigned hereby consents to extend the filing of the Registration Statement to September 25, 2000.


                                TCA Investments, Inc.
                        -----------------------------------------------------
                        By:     /s/ Frank Fisher
                            -------------------------------------------------
                        Name:       Frank Fisher
                              -----------------------------------------------
                        Title:
                               ----------------------------------------------

                              AMENDMENT NO. 2 TO
                             CONVERTIBLE DEBENTURE

         THIS AMENDMENT NO. 2 TO CONVERTIBLE DEBENTURE (this "Amendment") is effective as of September 14, 2000 by and between Insynq, Inc., a Delaware corporation (the "Company"), and TCA Investments, Inc. ("Holder").

                              W I T N E S S E T H

         WHEREAS, the parties have executed that certain Convertible Debenture as of June 16, 2000; and

         WHEREAS, the parties have deemed it to be in their mutual best interests to amend the Convertible Debenture to reflect a new conversion date to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder.

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         The Convertible Debenture is hereby amended to reflect a new conversion date of December 1, 2000, pursuant to which Holder shall be entitled to convert the debenture reflected by the Convertible Debenture to purchase Common Stock.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.


                                TCA INVESTMENTS, INC.


                                By:/s/ [ILLEGIBLE]
                                   ------------------------------------
                                Name:  ________________________________
                                Title:  _______________________________


                                INSYNQ, INC.


                                By:  __________________________________
                                Name:  ________________________________
                                Title:  _______________________________

                              AMENDMENT NO. 3 TO
                             CONVERTIBLE DEBENTURE

         THIS AMENDMENT NO. 3 TO CONVERTIBLE DEBENTURE (this "Amendment") is effective as of October 1, 2000 by and between Insynq, Inc., a Delaware corporation (the "Company"), and TCA Investments, Inc. ("Holder").

                              W I T N E S S E T H

         WHEREAS, the parties have executed that certain Convertible Debenture as of June 16, 2000; and

         WHEREAS, the parties have deemed it to be in their mutual best interests to amend the Convertible Debenture to reflect a new conversion date to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder.

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         The Convertible Debenture is hereby amended to reflect a new exercise date of December 28, 2000, pursuant to which Holder shall be entitled to convert the debenture reflected by the Convertible Debenture to purchase Common Stock.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

                                 TCA INVESTMENTS, INC.

                                 By:  /s/ F.C. Fisher Jr.
                                     -----------------------------------
                                 Name: _________________________________

                                 Title:    President
                                       ---------------------------------

                                 INSYNQ, INC.


                                 By: ___________________________________

                                 Name: _________________________________

                                 Title:  _______________________________

                              AMENDMENT NO. 4 TO
                             CONVERTIBLE DEBENTURE

     THIS AMENDMENT NO. 4 TO CONVERTIBLE DEBENTURE (this "Amendment") is effective as of October 28, 2000 by and between Insynq, Inc., a Delaware corporation (the "Company"), and TCA Investments, Inc. ("Holder").

                              W I T N E S S E T H

     WHEREAS, the parties have executed that certain Convertible Debenture as of June 16, 2000; and

     WHEREAS, the parties have deemed it to be in their mutual best interests to amend the Convertible Debenture to reflect a new conversion date to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     The Convertible Debenture is hereby amended to reflect a new exercise date of January 28, 2001, pursuant to which Holder shall be entitled to convert the debenture reflected by the Convertible Debenture to purchase Common Stock.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

                                   TCA INVESTMENTS, INC.


                                   By: /s/ Frank Fisher
                                      -------------------------
                                   Name:   Frank Fisher
                                         ----------------------
                                   Title: President
                                         ----------------------


                                   INSYNQ, INC.


                                   By:   /s/ John P. Gorst
                                      -------------------------
                                   Name:     John P. Gorst
                                         ----------------------
                                   Title:       CEO
                                         ----------------------